Exhibit 1.1


          Van Kampen American Capital Equity Opportunity Trust
                                Series 80
                             Trust Agreement

                                                Dated:  November 25, 1997

     This Trust Agreement among Van Kampen American Capital Distributors, Inc., as Depositor, American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp., as Evaluator, Van Kampen American Capital Investment Advisory Corp., as Supervisory Servicer, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Van Kampen Merritt Equity Opportunity Trust, Series 1 and Subsequent Series, Standard Terms and Conditions of Trust, Effective November 21, 1991" (herein called the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                            Witnesseth That:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Evaluator, Supervisory Servicer and Trustee agree as follows:


                                 Part I
                 Standard Terms and Conditions of Trust

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                 Part II
                  Special Terms and Conditions of Trust

     The following special terms and conditions are hereby agreed to:

           1. The Securities defined in Section 1.01(22), listed in the Schedule hereto, have been deposited in trust under this Trust Agreement.

           2. The fractional undivided interest in and ownership of the Trust represented by each Unit is the amount set forth under "Summary of Essential Financial Information - Fractional Undivided Interest in the Trust per Unit" in the Prospectus. Such fractional undivided interest may be (a) increased by the number of any additional Units issued pursuant to Section 2.03,(b) increased or decreased in connection with an adjustment to the number of Units pursuant to Section 2.03, or (c) decreased by the number of Units redeemed pursuant to Section 5.02.

          3.   Section 1.01(1) shall be amended to read as follows:

               "(1)   "Depositor" shall mean Van Kampen American  Capital
               Distributors, Inc. and its successors in interest, or any successor depositor appointed as hereinafter provided."

          4.   Section 1.01(3) shall be amended to read as follows:

               "(3) "Evaluator" shall mean American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp. and its successors in interest, or any successor evaluator appointed as hereinafter provided."

          5.   Section 1.01(4) shall be amended to read as follows:

               "(4) "Supervisory Servicer" shall mean Van Kampen American Capital Investment Advisory Corp. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided."

          6.   Section 1.01(19) shall be amended to read as follows:

               "(19) "Percentage Ratio" shall mean, for each Trust which will issue additional Units pursuant to Section 2.03 hereof, (a) the percentage relationship among the Equity Securities based on the number of shares of each Equity Security per Unit existing immediately prior to such additional deposit with respect to the Select Equity Trust and (b) the percentage relationship existing on the Initial Date of Deposit among the maturity value per Unit of the Zero Coupon Obligations, each Equity Security per Unit as a percent of all shares of Equity Securities and the sum of the maturity value per Unit of the Zero Coupon Obligations and all Equity Securities attributable to each Unit with respect to the Select Equity and Treasury Trust. The Percentage Ratio shall be adjusted to the extent necessary, and may be rounded, to reflect the occurrence of a stock dividend, a stock split or a similar event which affects the capital structure of the issuer of an Equity Security.

          7.   Section 1.01(34) shall be amended to read as follows:

               "(34) The term "Rollover Unitholder" shall be defined as set forth in Section 5.05, herein."

          8.   Section 1.01(35) shall be amended to read as follows:

               "(35)   The "Rollover Notification Date" shall be  defined
               as set forth in the Prospectus under "Summary of Essential Information."

          9.   Section 1.01(36) shall be amended to read as follows:

               "(36)   The term "Rollover Distribution" shall be  defined
               as set forth in Section 5.05, herein."

         10.   Section 1.01(37) shall be amended to read as follows:

               "(37)   The term "Distribution Agent" shall refer  to  the
               Trustee acting in its capacity as distribution agent pursuant to Section 5.05 herein."

         11.   Section 1.01(38) shall be amended to read as follows:

               "(38) The term "Special Redemption and Liquidation Period" shall be redefined as "Special Redemption Date" and shall be as set forth in the Prospectus under "Summary of Essential Information - Special Redemption Date."

         12.   The Initial Date of Deposit for the Trust is September 23,
     1997.

          13. Notwithstanding anything to the contrary appearing in the Standard Terms and Conditions of Trust, "Van Kampen American Capital Equity Opportunity Trust" will replace "Select Equity Trust."

          14.   The  second  sentence in the second paragraph of  Section
     3.11 shall be revised as follows: "However, should any issuance, exchange or substitution be effected notwithstanding such rejection or without an initial offer, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee unless the Depositor advises the Trustee to keep such securities, cash or properties."

          15. Article III of the Standard Terms and Conditions of Trust is hereby amended by inserting the following paragraph which shall be entitled Section 3.17.:

               "Section 3.17. Deferred Sales Charge. If the prospectus related to the Trust specifies a deferred sale charge, the Trustee shall, on the dates specified in and as permitted by such Prospectus, withdraw from the Capital Account, an amount per Unit specified in such Prospectus and credit such amount to a special non-Trust account maintained at the Trustee out of which the deferred sales charge will be distributed to the Depositor. If the balance in the Capital Account is insufficient to make any such withdrawal, the Trustee shall, as directed by the Depositor, either advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Capital Account, sell Securities and credit the proceeds thereof to such special Depositor's account or credit (if permitted by law) Securities in kind to such special Depositor's Account. If a Unitholder redeems Units prior to full payment of the deferred sales charge, the Trustee shall, if so provided in the related Prospectus, on the Redemption Date, withhold from the Redemption Price payable to such Unitholder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to such special Depositor's Account. The Depositor may at any time instruct the Trustee in writing to distribute to the Depositor cash or Securities previously credited to the special Depositor's Account."

    16.   The following Section 5.05 shall be added:

          "Section 5.05. Rollover of Units. (a) If the Depositor shall offer a subsequent series of the Trust (the "New Series"), the Trustee shall, on each Rollover Notification Date and at the Depositor's sole cost and expense, include a form of election (which may be included in the notice sent to Unitholders specified in
     Section 8.02) whereby Unitholders, whose redemption distribution would be in an amount sufficient to purchase at least one Unit of the New Series, may elect to have their Units(s) redeemed in kind in the manner provided in Section 5.02, the Securities included in the redemption distribution sold, and the cash proceeds applied by the Distribution Agent to purchase Units of the New Series, all as hereinafter provided. The Trustee shall honor properly completed election forms returned to the Trustee, accompanied by any Certificate evidencing Units tendered for redemption or a properly completed redemption request with respect to uncertificated Units, by its close of business five days prior to the related Special Redemption Date.

          All Units so tendered by a Unitholder (a "Rollover Unitholder") shall be redeemed and cancelled on the related Special Redemption Date. Subject to payment by such Rollover Unitholder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made in kind pursuant to Section 5.02 by distribution of cash and/or Securities to the Distribution Agent on such Special Redemption Date of the net asset value (determined on the basis of the Trust Fund Evaluation as of such Special Redemption Date in accordance with Section 4.01) multiplied by the number of Units being redeemed (herein called the "Rollover Distribution"). Any Securities that are made part of the Rollover Distribution shall be valued for purposes of the redemption distribution as of such Special Redemption Date.

          All Securities included in a Unitholder's Rollover Distribution shall be sold by the Distribution Agent on the related Special Redemption Date specified in the Prospectus pursuant to the Depositor's direction, and the Distribution Agent may employ the Depositor as broker in connection with such sales. For such brokerage services, the Depositor shall be entitled to compensation at its customary rates, provided however, that its compensation shall not exceed the amount authorized by applicable Securities laws and regulations. The Depositor shall direct that sales be made in accordance with the guidelines set forth in the Prospectus under the heading "Special Redemption and Rollover in New Trust." Should the Depositor fail to provide direction, the Distribution Agent shall sell the Securities in the manner provided in the prospectus for "less liquid Equity Securities." The Distribution Agent shall have no responsibility for any loss or depreciation incurred by reason of any sale made pursuant to this Section.

          Upon each trade date for sales of Securities included in the Rollover Unitholder's Rollover Distribution, the Distribution Agent shall, as agent for such Rollover Unitholder, enter into a contract with the Depositor to purchase from the Depositor Units of the New Series (if any), at the Depositor's public offering price for such Units on such day, and at such reduced sales charge as shall be described in the prospectus for the Trusts. Such contract shall provide for purchase of the maximum number of Units of the New Series whose purchase price is equal to or less than the cash proceeds held by the Distribution Agent for the Unitholder on such day (including therein the proceeds anticipated to be received in respect of Securities traded on such day net of all brokerage fees, governmental charges and any other expenses incurred in connection with such sale), to the extent Units are available for purchase from the Depositor. In the event a sale of Securities included in the Rollover Unitholder's redemption distribution shall not be consummated in accordance with its terms, the Distribution Agent shall apply the cash proceeds held for such Unitholder as of the settlement date for the purchase of Units of the New Series to purchase the maximum number of units which such cash balance will permit, and the Depositor agrees that the settlement date for Units whose purchase was not consummated as a result of insufficient funds will be extended until cash proceeds from the Rollover Distribution are available in a sufficient amount to settle such purchase. If the Unitholder's Rollover Distribution will produce insufficient cash proceeds to purchase all of the Units of the New Series contracted for, the Depositor agrees that the contract shall be rescinded with respect to the Units as to which there was a cash shortfall without any liability to the Rollover Unitholder or the Distribution Agent. Any cash balance remaining after such purchase shall be distributed within a reasonable time to the Rollover Unitholder by check mailed to the address of such Unitholder on the registration books of the Trustee. Units of the New Series will be uncertificated unless and until the Rollover Unitholder requests a certificate. Any cash held by the Distribution Agent shall be held in a non-interest bearing account which will be of benefit to the Distribution Agent in accordance with normal banking procedures. Neither the Trustee nor the Distribution Agent shall have any responsibility or liability for loss or depreciation resulting from any reinvestment made in accordance with this paragraph, or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

          (b) Notwithstanding the foregoing, the Depositor may, in its discretion at any time, decide not to offer a New Series in the future, and if so, this Section 5.05 concerning the Rollover of Units shall be inoperative.

          (c) The Distribution Agent shall receive no fees for performing its duties hereunder. The Distribution Agent shall, however, be entitled to receive reimbursement from the Trust for any and all expenses and disbursements to the same extent as the Trustee is permitted reimbursement hereunder."


          (d) Notwithstanding the foregoing, in lieu of selling Securities through the Depositor on the open market the Distribution Agent may sell Securities from a terminating Trust into the corresponding New Series if those Securities continue to meet the New Series' strategy. The price for those Securities will be the closing sale price on the sale date on the exchange where the Securities are principally traded, as certified by the Sponsor.

         17. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, the requisite number of Units needed to be tendered to exercise an In Kind Distribution as set forth in Sections 5.02 and 8.02 shall be that number set forth in the Prospectus.

         18. Section 8.02 is hereby revised to require an affirmative vote of Unitholders representing 66 2/3% of the then outstanding Units to terminate the Trust rather than the 51% indicated therein.

         19. Section 3.01 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

               "Section   3.01.       Initial   Costs.    The   following
               organization and regular and recurring expenses of the Trust shall be borne by the Trustee: (a) to the extent not borne by the Depositor, expenses incurred in establishing a Trust, including the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust,
               Securities and Exchange Commission and state blue sky registration fees, the costs of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses, (b) the amount specified in
               Section 3.05 and Article VIII, (c) to the extent permitted by Section 6.02, auditing fees and, to the extent not borne by the Depositor, expenses incurred in connection with maintaining the Trust's registration statement current with Federal and State authorities, (d) any Certificates issued after the Initial Date of Deposit ; and (e) expenses of any distribution agent. The Trustee shall be reimbursed for those organizational expenses referred to in clause (a) as provided in the Prospectus.

          20. Section 6.01(i) of the Standard Terms and Conditions of Trust shall be amended by adding the following to the beginning of such Section:

               "Except as provided in Sections 3.01 and 3.05,"

          21. Section 8.04 is hereby amended by deleting the first word of such Section and replacing it with the following:

          "Except as provided in Sections 3.01 and 3.05, the"

          22. Notwithstanding anything to the contrary herein, the annual audit of the Trust's accounts described in Section 6.02 shall not be required.

          23. Section 2.03(a) shall be amended by adding the following sentence immediately after the first sentence of such Section: "The number of Units may be increased through a split of the Units or decreased through a reverse split thereof, as directed by the Depositor, on any day on which the Depositor is the only Unitholder, which revised number of Units shall be recorded by the Trustee on its books."

          24. Sections 4.01(b) and (c) are hereby replaced with the following:

              "(b) During the initial offering period such Evaluation shall be made in the following manner: if the Securities are listed on a national securities exchange, such Evaluation shall generally be based on the last available sale price on or immediately prior to the Evaluation Time on the exchange which is the principal market therefor, which shall be deemed to be the New York Stock Exchange if the Securities are listed thereon (unless the Evaluator deems such price inappropriate as a basis for evaluation) or, if there is no such available sale price on such exchange. If the Securities are not so listed or, if so listed, the principal market therefor is other than on such exchange or there is no such available sale price on such exchange, such Evaluation shall generally be based on the following methods or any combination thereof whichever the Evaluator deems appropriate: (i) in the case of Equity Securities, on the basis of the current ask price (unless the Evaluator deems such price inappropriate as a basis for evaluation), (ii) on the basis of current offering prices for the Zero Coupon Obligations as obtained from investment dealers or brokers who customarily deal in securities comparable to those held by the Fund, (iii) if offering or ask prices are not available for the Zero Coupon Obligations or the Equity Securities, on the basis of offering or ask price for comparable securities, (iv) by determining the valuation of the Zero Coupon Obligations or the Equity Securities on the
          offering or ask side of the market by appraisal or (v) by any combination of the above. For each Evaluation, the Evaluator shall also confirm and furnish to the Trustee and the Depositor, on the basis of the information furnished to the Evaluator by the Trustee as to the value of all Trust assets other than Securities, the calculation of the Trust Fund Evaluation to be computed pursuant to Section 5.01.

               (c) For purposes of the Trust Fund Evaluations required by Section 5.01 in determining Redemption Value and Unit Value, Evaluation of the Securities shall be made in the manner described in 4.01(b), on the basis of current bid prices for the Zero Coupon Obligations and, except in those cases in which the Equity Securities are listed on a national securities exchange and the last available sale prices are utilized, on the basis of the last available bid prices of the Equity Securities."

         25.   Section 3.05(a) is hereby replaced with the following:

              "(a) On or immediately after the tenth the day of each month, the Trustee shall satisfy itself as to the adequacy of the Reserve Account, making any further credits thereto as may appear appropriate in accordance with Section 3.04 and shall then with respect to each Trust:

                    (i) deduct from the Capital Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Section 6.04;

                   (ii) deduct from the Capital Account and pay to, or reserve for, the Evaluator the amount that it is at the time entitled to receive pursuant to Section 4.03;

                  (iii) deduct from the Capital Account and pay to counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such counsel pursuant to Section 3.08, as certified to by the Depositor; and

                   (iv) deduct from the Capital Account and pay to, or reserve for, the Supervisory Servicer the amount that it is entitled to receive pursuant to Section 3.13."

         26.   Section 2.01(b) is hereby replaced with the following:

               (b)    From  time  to time following the Initial  Date  of
          Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee (i) additional Securities, duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form (or Contract Obligations relating to such Securities), and/or (ii) cash (or a Letter of Credit in lieu of cash) with instructions to purchase additional Securities, in an amount equal to the portion of the Unit Value of the Units created by such deposit attributable to the Securities to be purchased pursuant to such instructions. Such deposit of additional Securities or cash with instructions to purchase additional Securities shall be made, in each case, pursuant to a Supplemental Indenture accompanied by a legal opinion issued by legal counsel satisfactory to the Depositor. Instructions to purchase additional Securities shall be in writing, and shall specify the name of the Security, CUSIP number, if any, aggregate amount, price or price range and date to be purchased. When requested by the Trustee, the Depositor shall act as broker to execute purchases in accordance with such instructions; the Depositor shall be entitled to compensation therefor in accordance with applicable law and regulations. The Trustee shall have no liability for any loss or depreciation resulting from any purchase made pursuant to the Depositor's instructions or made by the Depositor as broker, except by reason of its own negligence, lack of good faith or willful misconduct.

          In connection with any deposit pursuant to this Section 2.01(b) in the Select Equity and Treasury Trust, the Depositor shall be obligated to determine that the maturity value of the Zero Coupon Obligations included in the deposit, divided by the number of Units created by reason of the deposit, shall equal at least $10.00.

          The Depositor, in each case, shall ensure that each deposit of additional Securities pursuant to this Section shall be, as nearly  as  is  practicable,  in the  identical  ratio  as  the
          Percentage Ratio for such Securities as is specified in the Trust Agreement for each Trust. The Depositor shall deliver the additional Securities which were not delivered concurrently with the deposit of additional Securities and which were represented by Contract Obligations within 10 calendar days after such deposit of additional Securities (the "Additional Securities Delivery Period"). If a contract to buy such Securities between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason the Securities are not delivered to the Trust by the end of the Additional Securities Delivery Period for such deposit, the Trustee shall immediately draw on the Letter of Credit, if any, in its entirety, apply the moneys in accordance with Section 2.01(d), and the Depositor shall forthwith take the remedial action specified in
          Section 3.12. If the Depositor does not take the action specified in Section 3.12 within 10 calendar days of the end of the Additional Securities Delivery Period, the Trustee shall forthwith take the action specified in Section 3.12.

     In Witness Whereof, Van Kampen American Capital Distributors, Inc. has caused this Trust Agreement to be executed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or one of its Vice Presidents or Assistant Secretaries, American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp., and Van Kampen American Capital Investment Advisory Corp., have each caused this Trust Indenture and Agreement to be executed by their respective President or one of their respective Vice Presidents and the corporate seal of each to be hereto affixed and attested to by the Secretary, Assistant Secretary or one of their respective Vice Presidents or Assistant Vice Presidents and The Bank of New York, has caused this Trust Agreement to be executed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Assistant Treasurers all as of the day, month and year first above written.


                                    Van Kampen American Capital
                                       Distributors, Inc.

                                    By James J. Boyne
                                       Vice President, Associate General
                                       Counsel and Assistant Secretary

Attest:
By Cathy Napoli
Assistant Secretary
                                    American Portfolio Evaluation
                                       Services, a division of Van Kampen
                                       American Capital Investment
                                       Advisory Corp.

                                    By Dennis J. McDonnell
                                       President

Attest:
By James J. Boyne
Assistant Secretary

                                    Van Kampen American Capital
                                       Investment Advisory Corp.

                                    By Dennis J. McDonnell
                                       President

Attest:
By James J. Boyne
Assistant Secretary

                                    The Bank of New York

                                    By Ted Rudich
                                       Vice President

Attest:
By Jeffrey Cohen
Assistant Treasurer

                      Schedule A to Trust Agreement
                     Securities Initially Deposited

                                   in

     Van Kampen American Capital Equity Opportunity Trust, Series 80

(Note: Incorporated herein and made a part hereof are the "Portfolios" as set forth in the Prospectus.)